 Monday April 1, 5:00 pm Eastern Time Press Release SOURCE: Chordiant Chordiant Acquires OnDemand, Inc

CUPERTINO, CA--(INTERNET WIRE)--Apr 1, 2002 -- Chordiant Software, Inc. (NASDAQ:CHRD) , the leader in delivering Dynamically Driven Customer Relationship Management(TM) (CRM), today announced that it has acquired OnDemand, Inc. a privately held company. Under the terms of the acquisition, the stockholders of OnDemand will receive approximately $12,000,000 in cash, subject to certain indemnities and escrow provisions. OnDemand comes with approximately $5,000,000 in net working capital and a modest revenue stream and expense base.

OnDemand provides relationship management software that enables organizations and their branch and independent channels to increase sales and reduce costs by maximizing customer relationships. The OnDemand domain expertise and J2EE-based software environment will complement the current Chordiant 5 application suite and integrate with the J2EE-based Chordiant 5 Enterprise Platform.

SAFE HARBOR

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "projects", "goals","will," "would" and similar expressions which are intended to identify forward-looking statements. Potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's report on Form 10-Q for the quarterly period ended September 30th, 2001, and the Annual Report on Form 10-K filed on March 29, 2002. These filings are available on a Web site maintained by the Securities and Exchange Commission at www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. JX Architecture and Dynamically Driven CRM are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Contact:
     Contact: Paul Burrin
     Company: Chordiant Software, Inc.
     Voice: 408-517-6168
     Email: paul.burrin@chordiant.com
     URL: http://www.chordiant.com

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     Contact: Steve Polcyn
     Company: Chordiant Software, Inc.
     Title: Investor Relations
     Voice: 408-517-6282
     Email: steve.polcyn@chordiant.com